EX-99.B11-cmconsnt


                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in Post-Effective Amendment No. 32 to Registration Statement No. 2-64526 of our report dated August 1, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP
Kansas City, Missouri
September 25, 1997